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                                                                    Exhibit 99



                                                          Contact:  Karl Schmitt
                                                   (502) 636-4594/(502) 551-1395
                                                               karls@kyderby.com

                  CHURCHILL DOWNS INCORPORATED COMPLETES MERGER

                     WITH ARLINGTON INTERNATIONAL RACECOURSE

LOUISVILLE, Ky. (Sept. 8, 2000) -- Churchill Downs Incorporated (Nasdaq: CHDN) ("CDI ") and Duchossois Industries Inc. ("DII "), a privately held company, today announced that they have completed an agreement that merges three wholly owned subsidiaries of CDI with Arlington International Racecourse Inc., Arlington Management Services Inc. and Turf Club of Illinois Inc. -- all DII companies that own and operate the Chicago-area racetrack and five off-track betting and pari-mutuel operations in Illinois. Plans for the merger were initially announced in June 2000.

         Under the terms of the agreement, CDI issued 3.15 million shares of its common stock to DII and could issue up to an additional 1.25 million shares of CDI stock through an earn-out provision.

         CDI shareholders approved the issuance of up to 4.4 million shares of stock earlier today at a special meeting. With the closing of the merger transaction today and the issuance of shares to DII, CDI now has more than 13 million shares outstanding.

         Richard L. Duchossois, chairman of DII, will serve as a CDI director and as a member of the board's executive committee and will continue as chairman of Arlington's operating board. Additionally, Craig J. Duchossois and Robert L. Fealy will join CDI's board of directors, which was expanded from 12 to 15 members. Scott Mordell will continue as Arlington's president and chief executive officer.

         "We look forward to working with community leaders and horsemen in Illinois to strengthen the Thoroughbred industry in that state," said Thomas H. Meeker, CDI's president and chief executive officer. "Additionally, we heartily welcome Arlington's staff and management team to the CDI family, and we are very pleased that Richard Duchossois, Craig Duchossois and Robert Fealy will be joining our board of directors. Their leadership and expertise will be a tremendous asset to our Company as we continue to pursue our strategic initiatives."

         "This day is historical for racing," said Richard L. Duchossois, chairman of DII. "We are combining two great companies into a strong leader within the Thoroughbred industry. The merger will benefit both CDI and Arlington, and, more important, it will strengthen our industry.

                                     -MORE-


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Churchill Downs Incorporated Completes Merger With Arlington International
Race Course
Page 2
Sept. 8, 2000
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Churchill  Downs and Arlington are premier  operations  that together can create opportunities that will fortify racing both in Illinois and North America as well as benefit the horsemen and fans who participate in our sport."

         Churchill Downs Incorporated - headquartered in Louisville, Ky. - is one of the world's leading horse racing companies. Its flagship operation, Churchill Downs, is home of the Kentucky Derby and will host the race's 127th running on May 5, 2001. The Company owns additional racetracks in Kentucky, California, Florida and Illinois and has interests in a pari-mutuel operation in Indiana as well as various racing services companies. CDI trades on the Nasdaq National Market under the symbol CHDN and can be found on the Internet at www.kentuckyderby.com.

         THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE READER IS CAUTIONED THAT SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE OUR ACTUAL OPERATING RESULTS AND FINANCIAL CONDITION TO DIFFER MATERIALLY. FORWARD-LOOKING STATEMENTS ARE TYPICALLY IDENTIFIED BY THE USE OF TERMS SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "ESTIMATE," AND SIMILAR WORDS, ALTHOUGH SOME FORWARD-LOOKING STATEMENTS ARE EXPRESSED DIFFERENTLY. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO BE CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM OUR EXPECTATIONS INCLUDE: THE FINANCIAL PERFORMANCE OF ARLINGTON INTERNATIONAL RACECOURSE; LITIGATION SURROUNDING THE ROSEMONT, ILL., RIVERBOAT CASINO; MARKET REACTION TO OUR MERGER AGREEMENT WITH ARLINGTON; CHANGES IN ILLINOIS LAW THAT IMPACT REVENUES OF THE RACING OPERATIONS IN ILLINOIS; THE IMPACT OF GAMING COMPETITION (INCLUDING LOTTERIES AND
RIVERBOAT, CRUISE SHIP AND LAND-BASED CASINOS) AND OTHER SPORTS AND ENTERTAINMENT OPTIONS IN THOSE MARKETS IN WHICH WE OPERATE; A SUBSTANTIAL CHANGE IN LAW OR REGULATIONS AFFECTING OUR PARI-MUTUEL ACTIVITIES; A SUBSTANTIAL CHANGE IN ALLOCATION OF LIVE RACING DAYS; A DECREASE IN RIVERBOAT ADMISSIONS REVENUE FROM OUR INDIANA OPERATIONS; THE IMPACT OF AN ADDITIONAL RACETRACK NEAR OUR INDIANA OPERATIONS; OUR CONTINUED ABILITY TO EFFECTIVELY COMPETE FOR THE COUNTRY'S TOP HORSES AND TRAINERS NECESSARY TO FIELD HIGH-QUALITY HORSE RACING; OUR CONTINUED ABILITY TO GROW OUR SHARE OF THE INTERSTATE SIMULCAST MARKET; THE IMPACT OF INTEREST RATE FLUCTUATIONS; OUR ABILITY TO EXECUTE OUR ACQUISITION STRATEGY AND TO COMPLETE OR SUCCESSFULLY OPERATE PLANNED EXPANSION PROJECTS; OUR ABILITY TO ADEQUATELY INTEGRATE ACQUIRED BUSINESSES; THE LOSS OF OUR TOTALISATOR COMPANIES OR THEIR INABILITY TO KEEP THEIR TECHNOLOGY CURRENT; OUR ACCOUNTABILITY FOR ENVIRONMENTAL CONTAMINATION; THE LOSS OF KEY PERSONNEL AND THE VOLATILITY OF OUR STOCK PRICE.